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                                                       EX-99.B(h)asappabc
Waddell & Reed Fund Families
Retirement Account Application
 Waddell & Reed, Inc.
P.O. Box 29217
Shawnee Mission, KS 66201-9217
 Division Office Stamp
 Trans Code:______________________
 Date Transmitted:______________________
 1. REGISTRATION
 () NEW ACCOUNT or () NEW FUND FOR EXISTING ACCOUNT__________________________
 PLAN TYPE o DOCUMENT SPONSORED BY: () W&R   () NON-W&R
 I (We) make application for an account to be established as follows:
(Check One Only)
 *Include a copy of the adoption agreement with this application.
 () IRA (701/050)
   (CRP0005)
() Rollover (703/050)
   (CRP0005)
() Roth IRA (791/050)
   (CRP1695)
() Conversion Roth IRA (792/050)
   (CRP1695)
() Education IRA (793/050)
   (CRP1696)
() Defined Benefit (154)
() *Simplified Employee Pension o SEP (702/050)
   (MRP1166KT-Employer and CRP0005-Employee)
() *Simple IRA (765/050)
   (MRP1659KT-Employer and MRP1699-Employee)
() Non Title-1 TSA (773-050)     () ORP (773)
   (MRP1198)
() *Title-I TSA (724)            () 457 Plan (730/731)
   (MRP1198TI-Non Inventory) (MRP1401)
() *Church Sponsored TSA (774)
   (Non Inventory-Case by Case)
() Target Benefit (032)
() *401(k) (401-081)             () Simple 401(k) (340)
   (MRP0720-Non Inventory)
() *Owner-Only Profit Sharing (132)
   (MRP0651 and MRP0651 AP)
() *Owner-Only Money Purchase (122)
   (MRP0651 and MRP0651AM)
() *Multi Part. Profit Sharing (832/097/098)
   (MRP0651 and MRP0651AP)
() *Multi Part. Money Purchase (822/099/100)
   (MRP0651 and MRP0651AM)
 Note n For internal use Plan Type codes and Retirement Plan form numbers are listed after each Plan Type.
___________________________________________________________________________
  Trustee/Custodian or Education IRA Responsible Party
___________________________________________________________________________
  Employer or Business/Organization Name, if Applicable for Plan Type
___________________________________________________________________________
  Plan Type Tax Identification #, if Applicable
___________________________________________________________________________
  Employer Tax Identification #, if Applicable
___________________________________________________________________________
  Plan Year End (Month/Day/Year)
___________________________________________________________________________
  Cumulative Discount Number (from existing account(s) if applicable)
___________________________________________________________________________
  Participant, Planholder or Education IRA Beneficiary
___________________________________________________________________________
  Social Security # or Taxpayer Identification #
___________________________________________________________________________
  Date of Birth (Month/Day/Year)
___________________________________________________________________________
  Mailing Address
___________________________________________________________________________
  City                                   State
 ___________________________________________________________________________
  Zip Code                               Citizenship (Required in VA)
 ___________________________________________________________________________
  Telephone (home)                       Telephone (office)
 2. BENEFICIARY
 Only for Traditional, Roth, SEP, Simple and Education IRAs and Non Title-1
TSAis.
 To designate contingent beneficiaries or per stirpes distribution, use MRP-0972. For Qualified Plans use MRP-1588.
   Full Name    Tax Identification     Date of
of Beneficiary       Number            Birth       Relationship    Percent
 ____________  ___________________  _____________  _______________  ______%
                                 (Month/Day/Year)
____________  ___________________  _____________  _______________  ______%
                                 (Month/Day/Year)
____________  ___________________  _____________  _______________  ______%
                                 (Month/Day/Year)
____________  ___________________  _____________  _______________  ______%
                                 (Month/Day/Year)
 3. INVESTMENTS: Make check payable to Waddell & Reed, Inc.
                                           **Year of              TOP From
   Fund         Amount Enclosed         Contribution           Another Firm
  ________      $_________________     ________________              ()
  ________      $_________________     ________________              ()
  ________      $_________________     ________________              ()
  ________      $_________________     ________________              ()
  ________      $_________________     ________________              ()
  ________      $_________________     ________________              ()
          Total $_________________
 **If left blank we will assume current year contribution
 Page 1 of 6
 CAP1771 (Revised 06/2000)

4. ESTABLISH AUTOMATIC INVESTMENT SERVICE
 Complete the Bank Information Section.
                            Draft                     Frequency
           Draft Is To     Amount        (check one n monthly will be used
            Begin On       $25.00                 if not checked)
           (Month/Day/    Minimum                           Semi-
   Fund       Year)       Per Fund  Monthly   Quarterly   Annually  Annually
   ______   __________   $___________   ()         ()         ()       ()
   ______   __________   $___________   ()         ()         ()       ()
   ______   __________   $___________   ()         ()         ()       ()
   ______   __________   $___________   ()         ()         ()       ()
   ______   __________   $___________   ()         ()         ()       ()
   ______   __________   $___________   ()         ()         ()       ()
 5. ESTABLISH EXPEDITED REDEMPTION SERVICE
 For all classes of Waddell & Reed Advisors Cash Management and
W&R Money Market.
 () Establish Service and complete Bank Information Section.   Fund _________
 On accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyonefor redemption of fund shares as long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the account.
 6. BANK INFORMATION:
Attach voided check or deposit slip preprinted with account information.
 Establish service between my fund and my:
() Checking Account    () Savings Account
 This information will be used for electronically processing the following (check applicable boxes):
 () Flexible Withdrawal Service (Complete Sec. 7)
() Automatic Investment Service (Complete Sec. 4)
() Expedited Redemption Service (Complete Sec. 5)
 ___________________________________________________________________________
Bank Name              Bank Routing Number
 ___________________________________________________________________________
Bank Mailing Address   Bank Account Number
 ___________________________________________________________________________
City/State/Zip         Name of Account Holder, exactly as on bank statements
 Authorization to honor checks drawn by Waddell & Reed, Inc.
As a convenience to me, I hereby request and authorize you to pay and charge to my or our account identified above, debit entries drawn on the account by Waddell & Reed, Inc. provided there are sufficient funds in the account to pay the same on presentation. This authorization shall remain in effect until revoked by me in writing and until you actually receive such notice. I agree that you shall be fully protected by honoring any such debit entry. I agree that your rights in respect to any debit entry shall be the same as if it were a check signed personally by me. I further agree, that if any such debit entry be dishonored, whether intentionally or inadvertently, you shall be under no liability whatsoever.
 Attach voided check preprinted with account information. DO NOT STAPLE.
 VOID
Your Name
Your Address
Pay to the order of _________
_____________________________
Your Bank
For__________________________   _______________________
 Page 2 of 6
 CAP1771 (Revised 06/2000)
 7. ESTABLISH FLEXIBLE WITHDRAWAL SERVICE
 1.
  This application directs Waddell & Reed Services Company to redeem the amounts listed on the 20th day of the indicated month, or if not a business day, on the preceding business day.
 2.
  Allow ten days from the date your instructions are received in the home office for processing of any changes and/or initiation of a Flexible Withdrawal Service.
 3.
  The aggregate total investment, or the present net asset value of the shareholderis Waddell & Reed Fund Families combined accounts should exceed $10,000. It would be a disadvantage to an investor to make additional purchases of Class A shares while the service is in effect because it would result in duplication of sales charges.
 4.
  Minimum withdrawals for dollars or shares are $50 aggregate or a 5 share minimum per fund.
 5.
  If a percentage is shown for monthly withdrawals, 1/12th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made quarterly, 1/4th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made semi-annually, 1 /2 of the indicated percentage will be redeemed.
 6.
  Information about the federal tax status of shares redeemed through the Flexible Withdrawal Services will be mailed to shareholders annually.
 7.
  Dividends and capital gains distributions are automatically reinvested. Information on the Federal tax status of shares redeemed through Flexible Withdrawal Accounts will be mailed to shareholders annually.
 8.
  There will be no contingent deferred sales charge (CDSC) taken if monthly withdrawals from Class B and C shares do not exceed 2% of the value of the Fund, 24% annually. If the withdrawal exceeds 2% a month or 24% annually, CDSC will be taken on all CDSC liable shares that are withdrawn.
                                                        Frequency
         Effective            Amount              (check one - monthly
         Beginning           Indicate         will be used if not checked)
        (Month/Day/       dollars, shares   Month- Quarter-  Semi-
  Fund     Year)           or percentage      ly      ly    Annually Annually
  ___    ___/20/___   _____ ()$ ()Shares ()%  ()      ()       ()       ()
 Make Payable as follows
 () Electronically (attach check in Bank Information Section)
() By check to owner(s) of the account listed in the registration
() By check to alternate payee as shown below
() By check to owner(s) of the account at the alternate address shown below.
 Designate Alternate Payee or Address
 Complete this section if the check is TO BE PAYABLE TO AN ALTERNATE PAYEE (other than as registered) or SENT TO AN ALTERNATE ADDRESS. If sending FWS to another fund/account please indicate Account, Fund and Amount. Must be same class of shares.
 Alternate Payee/Address
 ___________________________________________________________________________
  Name or Institution
 ___________________________________________________________________________
  Street
 ___________________________________________________________________________
  City/State/Zip
 ___________________________________________________________________________
  Bank Account Number (if applicable)
 Alternate Account/Fund
_________________________________________________________$_________________
  Account                             Fund                     Amount
 FEDERAL INCOME TAX WITHHOLDING FOR RETIREMENT PLAN ACCOUNTS
 Check One:*
A () The undersigned directs that no Federal Income Tax shall be withheld from the above described Withdrawal.
B () The undersigned directs that Federal Income Tax be withheld from the above described Withdrawal.
 *IF NEITHER BLOCK IS SELECTED, FEDERAL INCOME TAXES WILL NOT BE WITHHELD.
 8. ESTABLISH FUNDS PLUS SERVICE
   (Automatically exchange money market shares into same class of another fund.)
 Check applicable box and complete requested information.
 () From NEW money market account established with this application
 () From EXISTING money market account   Account Number ___________ Fund ____
                                                       Frequency
                   Effective                    (check one - monthly
                   Beginning                will be used if not checked)
                  (Month/Day/                                 Semi-
 Account   Fund      Year)      Amount   Monthly  Quarterly Annually Annually
  ________ _____  ____________  $_______   ()        ()         ()       ()
  ________ _____  ____________  $_______   ()        ()         ()       ()
  ________ _____  ____________  $_______   ()        ()         ()       ()
  ________ _____  ____________  $_______   ()        ()         ()       ()
 Page 3 of 6
 CAP1771 (Revised 06/2000)
9. LETTER OF INTENT (CLASS A SHARES ONLY)
 This purchase may be entitled to a reduced sales charge for the following reason(s):
 () Existing Letter of Intent (LOI) for $_________________
   under LOI number _____________________________________
 () Letter of Intent for $_____________________ is hereby executed. See below for amounts, terms and conditions.
   $100,000   $200,000   $300,000   $500,000   $1,000,000   $2,000,000
 () Shareholder(s) has CUMULATIVE DISCOUNT NUMBER ______________________
 () Shareholder(s) is linked to the following existing accounts for
   Rights of Accumulation purposes:
   Account Numbers(s)
   _____________________   _______________________   ___________________
   _____________________   _______________________   ___________________
 () Other accounts are being opened at this time, which will qualify to be linked for Rights of Accumulation.
   The accounts are being opened under the names and tax identification numbers as follows:
    Names(s)                           Tax Identification Number
_________________________________  ____________________________________
_________________________________  ____________________________________
_________________________________  ____________________________________
 Terms and Conditions
 1.
  This Agreement does not bind the investor to buy, or Waddell & Reed, Inc. to sell, any shares.
2.
  This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.
3.
  Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.
4.
  If the amount invested during the 13-month period covered by this
  Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.
5.
  If the amount invested during the 13-month period covered by this
  Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.
6.
  While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.
7.
  Shares purchased directly to Waddell & Reed Advisors Cash Management or
  W&R Money Market will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for these purposes.
 Page 4 of 6
 CAP1771 (Revised 06/2000)
 10. CONFIDENTIAL DATA (REQUIRED)
 1. Marital Status: ________________________________________________________
   (Required in VA)
 2. Gross Family Income: $__________________________________________________
 3. Taxable Income: $_______________________________________________________
 4. Number of Dependents: __________________________________________________
 5. Occupation: ____________________________________________________________
 6. Employer Name: _________________________________________________________
 7. Employer Address: ______________________________________________________
 8. Savings and Liquid Assets: $____________________________________________
 9. Other Assets (excluding home, furnishings, cars): $_____________________
 10. Net Worth (assets minus liabilities): $________________________________
 11. Are you associated with an NASD Member?  () Yes  () No
 12. Investment Objectives (mark all that apply):
    () Retirement Savings () Reserves () College Funds () Buy Major Asset
    () Other Needs/Goals (specify in Special Remarks)
 13. Special Remarks/Considerations:________________________________________
    _______________________________________________________________________
 14. Residence Address: ____________________________________________________
    (if different from        Street City State Zip
    Mailing Address)
 (Required in CT)
    15. Was this investment solicited by a
       W&R Advisor/Representative?   () Yes  () No
    16. Has any beneficial owner of this account conducted any prior investment activity? () Yes () No
       If yes, which owner(s)? ____________________________________________
    17. Are proceeds from the sale of another security being used to open this account? () Yes () No
       If yes, specify: ___________________________________________________
 11. ACKNOWLEDGEMENT
 _ I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.
 _ Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
 _ I (we) understand that there may be a deferred sales charge upon the redemption of any shares held in an account for less than the time specified in the prospectus.
 Signature(s) of Purchasers (all joint purchasers must sign).
Sign exactly as name(s) appear in registration.
 The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
 ___________________________________________________________________________
 (Signature)                 (Printed Name)              (Title, if any)
 ___________________________________________________________________________
(Signature)                 (Printed Name)              (Title, if any)
 ___________________________________________________________________________
 (Advisor/Representative Signature)                            (Date)
 ___________________________________________________________________________
 Advisor/Representative Number
 _________________
OSJ:
(H.O. USE)
_________________
 Check Any Items Enclosed With Application
 () Declaration Trust Revocable (CUF0022)
 () Additional Applications ________________________________________________
 () Check enclosed # _______________________________________________________
 () Other: _________________________________________________________________
 Page 5 of 6 CAP1771 (Revised 06/2000)
 WADDELL & REED FUND FAMILIES
 W&R FUNDS                                     Class A   Class B   Class C
 W&R Total Return                                601       501       301
W&R Small Cap Growth                            602       502       302
W&R Limited-Term Bond                           603       503       303
W&R Municipal Bond                              604       504       304
W&R International Growth                        605       505       305
W&R Asset Strategy                              606       506       306
W&R Science & Technology                        608       508       308
W&R High Income                                 609       509       309
W&R Large Cap Growth                            667       567       367
W&R Mid Cap Growth                              668       568       368
W&R Tax-Managed Equity                          669       569       369
W&R Money Market                                670       570       370
WADDELL & REED ADVISORS FUNDS
Waddell & Reed Advisors Income                  621       121       321
Waddell & Reed Advisors Science & Technology    622       122       322
Waddell & Reed Advisors Accumulative            623       123       323
Waddell & Reed Advisors Bond                    624       124       324
Waddell & Reed Advisors International Growth    625       125       325
Waddell & Reed Advisors Continental Income      627       127       327
Waddell & Reed Advisors High Income             628       128       328
Waddell & Reed Advisors Vanguard                629       129       329
Waddell & Reed Advisors New Concepts            630       130       330
Waddell & Reed Advisors High Income II          634       134       334
Waddell & Reed Advisors Tax-Managed Equity      671       171       371
Waddell & Reed Advisors Small Cap               677       177       377
Waddell & Reed Advisors Retirement Shares       680       180       380
Waddell & Reed Advisors Asset Strategy          684       184       384
Waddell & Reed Advisors Cash Management         750       150       350
Waddell & Reed Advisors Government Securities   753       153       353
Waddell & Reed Advisors Municipal Bond          760       160       360
Waddell & Reed Advisors Municipal High Income   762       162       362
 Page 6 of 6 CAP1771 (Revised 06/2000)

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